UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 17, 2015

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K filed on January 8, 2015, on January 2, 2015, Myers Industries, Inc. (the “Company”) and MYE Canada Operations Inc. (together with the Company, “Sellers”) entered into an Asset Purchase Agreement to sell substantially all of the assets of the Lawn and Garden business (the “Business”) to Lawn & Garden Operating Company, Inc., an entity controlled by Wingate Partners V, L.P. (“Buyer”).

On February 17, 2015, the Company entered into an Amended and Restated Asset Purchase Agreement, which, among other things, adjusted the purchase price for the Business to $110 million, including a reduction in the principal amount of the subordinated promissory note to $20 million from $25 million, due five years from the closing date. In addition, the Amended and Restated Asset Purchase Agreement recognized a name change in the buyer entity from Lawn & Garden Operating Company, Inc. to The HC Companies, Inc. and adjusted the working capital target.

The foregoing description of the Amended and Restated Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 17, 2015, the Company completed the disposition of assets described in the Amended and Restated Asset Purchase Agreement. The disclosure in Item 1.01 of this report is incorporated by reference.

The Company issued a press release announcing the closing of the transaction. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.06.	Material Impairments.

As a result of the sale of the Lawn and Garden business, Myers will recognize a non-cash charge for the impairment of assets of approximately $16,800,000 in its discontinued operations in the fourth quarter of 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Amended and Restated Asset Purchase Agreement, dated as of February 17, 2015, among Myers Industries, Inc., MYE Canada Operations Inc. and The HC Companies, Inc. (formerly known as Lawn & Garden Operating Company, Inc.)*

99.1	Press Release dated February 17, 2015

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE	February 18, 2015	By:	/s/ Greggory W. Branning
Greggory W. Branning
Senior Vice President, Chief Financial Officer and Corporate Secretary